UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2013

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28298	94-3154463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Avenue South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2013, Onyx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Amgen Inc., a Delaware corporation (“Parent”) and Arena Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which, among other things, Purchaser will commence a tender offer for all the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), subject to the terms and conditions of the Merger Agreement.

Merger Agreement

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding Shares, at a purchase price of $125 per Share, net to the seller thereof in cash, without interest and less any required withholding taxes (the “Offer Price”). The Offer will remain open for a minimum of 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”) and the separate corporate existence of Purchaser will cease at that time (the “Effective Time”). Following the consummation of the Merger, the Company will continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. At the Effective Time, each Share (other than any Shares owned by Parent or Purchaser, the Company or any wholly owned subsidiary thereof, and any Shares owned by stockholders who have properly exercised any available rights of appraisal under Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be automatically converted into the right to receive an amount in cash equal to the Offer Price.

Under the terms of the Merger Agreement, all stock options outstanding at the Effective Time, whether vested or unvested or exercisable or unexercisable, will be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (1) the excess, if any, of the Offer Price over the per Share exercise price of such option multiplied by the total number of Shares subject to such options for each stock option that is vested at the Effective Time, payable in a lump sum no later than the second payroll period after the Effective Time, and (2) the excess, if any, of the Offer Price over the per Share exercise price of such option multiplied by the total number of Shares subject to such options for each stock option that is unvested at the Effective Time, payable no later than the second payroll period after the applicable vesting date of such former option, provided that the unvested former option will remain subject to the same vesting schedule and other relevant terms as in effect immediately before the Effective Time and the holder of such former option must remain in service to Parent, the Company or any of their affiliates through the applicable vesting date to receive payment in respect thereof; provided, further, that any former option that, per its terms, remains outstanding and unvested as of December 15, 2013, shall vest on December 15, 2013 and be paid no later than December 31, 2013, or will vest in full earlier if the option holder’s service to Parent, the Company or their affiliates terminates without “cause” or for “good reason” and be paid no later than the second payroll period after such termination.

Under the terms of the Merger Agreement, all restricted stock units (“RSUs”), performance stock units (“PSUs”) and all other award of any kind consisting of Shares (including any Shares subject to vesting restrictions and/or forfeiture or repurchase by the Company (“Stock Awards”)) outstanding at the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive (without interest), an amount in cash (less applicable tax withholdings), payable in a lump sum no later than the second payroll period after the date such former RSU, PSU or Stock Award vests, equal to the product of the Offer Price and the number of Shares underlying such RSU, PSU or Stock Award, as applicable, immediately prior to the Effective Time; provided that any unvested RSU, PSU or Stock Award shall remain subject to the same vesting schedule and other relevant terms as in effect immediately before the Effective Time and the holder of such RSU, PSU or Stock Award must remain in service to Parent, the Company or any of their affiliates through the applicable vesting date to receive payment in respect thereof; provided, further, that any former RSU, PSU or Stock Award that, per its terms, remains outstanding and unvested as of December 15, 2013, will vest on December 15, 2013 and be paid no later than December 31, 2013, or will vest in full earlier if the RSU, PSU or Stock Award holder’s service to Parent, the Company or their affiliates terminates without “cause” or for “good reason” and be paid no later than the second payroll period after such termination.

Notwithstanding the foregoing, any unvested option, RSU, PSU or Stock Award held by an individual who is a non-employee member of the board of directors of the Company at the Effective Time shall become vested and exercisable in full upon the Effective Time and entitle the holder thereof to the payment of the amounts described above, payable in a lump sum no later than the second payroll period after the Effective Time.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and in substantially the same manner as previously conducted and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. The Company has also agreed (1) to cease all existing, and agreed not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Company and (2) to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the board of directors of the Company.

Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration date of the Offer that number of Shares that, when added to the Shares then owned by Purchaser, would represent one Share more than one-half (1/2) of the sum of (a) all Shares then outstanding plus (b) all Shares that the Company may be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares (including all then outstanding options, RSUs, PSUs, Stock Awards, Employee Stock Purchase Plan purchase rights and the Company’s Convertible Senior Notes due 2016 (after giving effect to any Make-Whole Fundamental Change (as defined in the certain First Supplemental Indenture to the Indenture, dated as of August 12, 2009, under which the Convertible Senior Notes were issued and assuming conversions are settled in full in Shares), regardless of the conversion or exercise price or other terms and conditions thereof) and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Neither the Offer nor the Merger is subject to a financing condition. Parent plans to finance the transaction with $8.1 billion in committed bank financing and the balance with cash available in the U.S. Parent received financing commitments from Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Barclays Bank PLC.

Following the completion of the Offer, and subject to the satisfaction or waiver of the conditions to closing of the Merger set forth in the Merger Agreement, the parties will take such action to cause the Merger to become effective as soon as practicable in accordance with Section 251(h) of the DGCL with no stockholder vote required to consummate the Merger.

The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including by the Company to accept, and enter into a definitive agreement with respect to, an unsolicited, bona fide written proposal made by a third party after the date of the Merger Agreement pursuant to which such third party would acquire 80% or more of the voting power or the assets of the Company and its subsidiaries on a consolidated basis on terms that the board of directors of the Company determines in, good faith (after consultation with its financial advisors and outside legal counsel), to be more favorable to the Company’s stockholders from a financial point of view than the terms of the Offer and the Merger and is reasonably capable of being completed on the terms proposed taking into account all relevant factors. Any such termination of the Merger Agreement by the Company is subject to certain conditions, including the Company’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of the Company that the failure to take such actions would constitute a breach of their fiduciary duties to stockholders under applicable law, payment of a $303 million fee by the Company and the concurrent execution of a definitive agreement by the Company with such third party.

The board of directors of the Company unanimously adopted resolutions (i) determining and declaring that the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders, (ii) approving the Offer, the Merger and the transactions contemplated by the Merger Agreement in accordance with the requirements of the DGCL, including without limitation, DGCL Section 251(h), (iii) approving and declaring advisable the Merger Agreement and the transactions contemplated thereby and (iv) recommending that the Company’s stockholders accept the Offer and tender their shares of Company Common Stock into the Offer.

Additional Information

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and holders of Shares with information regarding its terms and is not intended to modify or supplement any factual disclosures about the Company, Parent or Purchaser in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Purchaser or any of their respective subsidiaries or affiliates. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC. Factual disclosures about the Company contained in public reports filed with the SEC may supplement, update or modify the factual disclosures contained in the Merger Agreement.

Item 8.01	Other Events.

On August 25, 2013, the Company and Parent issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information and Where To Find It

The tender offer described in this document (the “Offer”) has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Onyx or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Amgen and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Onyx. The offer to purchase shares of Onyx common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Amgen and Arena Acquisition Company, a wholly owned subsidiary of Amgen, and the Solicitation/Recommendation Statement will be filed with the SEC by Onyx. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer which will be named in the tender offer statement. Copies of Onyx’s filings with the SEC may be obtained free of charge at the “Investors” section of Onyx’s website at www.onyx.com.

Forward-Looking Statements

Statements in this Form 8-K may contain, in addition to historical information, certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Onyx has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this Form 8-K include without limitation statements regarding planned completion of the Offer and the Merger. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: uncertainties as to the timing of the transaction; uncertainties as to the percentage of Onyx stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; Nexavar® (sorafenib) tablets, Kyprolis® (carfilzomib) for Injection and Stivarga® (regorafenib) tablets being the only approved products from which we may obtain revenue; competition; failures or delays in our clinical trials or the regulatory process; dependence on our collaborative relationship with Bayer; supply of Nexavar, Stivarga or Kyprolis; market acceptance and the rate of adoption of Nexavar, Stivarga and Kyprolis; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar, Stivarga or Kyprolis; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; and product liability risks; and other risks and uncertainties discussed in Onyx’s filings with the SEC, including the “Risk Factors” sections of Onyx’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Parent and Arena Acquisition Corporation, a wholly owned subsidiary of Parent, and the Solicitation/Recommendation Statement to be filed by Onyx. Onyx undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger by and among Onyx Pharmaceuticals, Inc., Amgen Inc. and Arena Acquisition Company, dated as of August 24, 2013.*

99.1	Joint Press Release issued by the Company and Parent, dated August 25, 2013.

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.

Date: August 25, 2013	By:	/s/ Matthew K. Fust
Name: Matthew K. Fust
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Onyx Pharmaceuticals, Inc., Amgen Inc. and Arena Acquisition Company, dated as of August 24, 2013.*

99.1	Joint Press Release issued by the Company and Parent, dated August 25, 2013.

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.